EXHIBIT 3.1.3


                       CERTIFICATE OF DESIGNATIONS OF THE
                            SERIES A PREFERRED STOCK
                          (Par Value $0.0001 Per Share)
                                       of
                              BIGSTRING CORPORATION

                  ---------------------------------------------

                        Pursuant to Section 151(g) of the
                             General Corporation Law
                            of the State of Delaware

                  --------------------------------------------

                  The undersigned does hereby certify that the following resolutions were duly adopted by the Board of Directors (the "Board") of BigString Corporation, a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 151 of the Delaware General Corporation Law:

                  WHEREAS, the Certificate of Incorporation, as amended, of the Corporation (the "Charter"), authorizes a total of 250,000,000 shares of capital stock, consisting of (i) 249,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), issuable from time to time; and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), issuable from time to time in one or more series; and

                  WHEREAS, the Board wishes to designate a new series of Preferred Stock.

                  NOW THEREFORE, BE IT

                  RESOLVED, that pursuant to the authority conferred to the Board by the Charter, the Series A Preferred (as defined in Exhibit A
                                                                       ---------
         attached hereto), be, and it hereby is, established, created and approved, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth on Exhibit A attached hereto and incorporated
                                     ---------
         herein by reference for all purposes; and further

                  RESOLVED, that the proper officers be, and each hereby is, authorized, empowered and directed, by and on behalf of the Corporation and in its name, to prepare, execute and deliver, and file with the Secretary of State of the State of Delaware, a Certificate of Designations of the terms, limitations, rights and preferences of the
         Series A Preferred (the "Certificate of Designations"), with the designations, voting and other powers, preferences, relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth on Exhibit A.
                                                    ---------

         IN WITNESS WHEREOF, BigString Corporation has caused this Certificate of Designations to be signed this 16 day of May, 2006.


                               BIGSTRING CORPORATION

                               By:    /s/ Darin M. Myman
                                  ----------------------------------------------
                                    Name: Darin M. Myman
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A
                                    ---------

         Section 1. Number of Shares and  Designation.  This series of Preferred
                    ---------------------------------
Stock shall be designated as "Series A Preferred Stock" and the number of shares which shall constitute such series shall be 400,000 shares, par value $0.0001 per share. For the purpose of this Certificate of Designations, the Series A Preferred Stock shall be referred to as the "Series A Preferred."

         Section 2. Dividend Rights.
                    ---------------

         (a) Holders of Series A Preferred, prior to and in preference to the payment of any dividends with respect to the Common Stock, shall be entitled to receive, when and as declared by the Board, but only out of funds that are legally available therefor, cash dividends on each share of Series A Preferred at the rate of $0.15 per share per annum (subject to adjustment for any stock split, reverse stock split, stock dividends, combinations or similar event affecting the Series A Preferred after the date hereof). The foregoing dividends shall be payable only when, as and if declared by the Board, in its sole discretion, and shall be non-cumulative.

         (b) So long as any shares of Series A Preferred are outstanding, or dividends pursuant to Section 2(a) above have not been declared and paid in full in any year, the Corporation shall not, in such year, pay or declare any dividends, whether in cash or property, with respect to the Common Stock, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock, except for:

                  (i) acquisitions of Common Stock by the Corporation, expressly approved by the Board, pursuant to any agreements with any employee, officer or director which permit the Corporation to repurchase such shares (including any shares held by any member of the immediate family of any such individual) at or below cost (or the lesser of cost and fair market value) upon termination of employment or service; or

                  (ii) acquisitions of Common Stock, expressly approved by the Board, upon exercise of the Corporation's right of first refusal to repurchase such shares, if any.

         (c) In the event any dividends are paid or any other distributions are made on the Common Stock in accordance with Section 2(b), the Series A Preferred shall, in addition to receiving the dividends payable in respect thereof pursuant to Section 2(a), participate in such dividend or distribution on the Common Stock pro rata (on an as-if-converted to Common Stock basis).

         (d) The provisions of Sections 2(b) and 2(c) shall not apply to any dividend on the Common Stock that is payable solely in Common Stock, as a result of which an adjustment pursuant to Section 5(f) is made.

         Section 3. Voting  Rights.  Except as otherwise  provided  herein or as
                    --------------
required by law, the Series A Preferred shall vote, on an as-if-converted to Common Stock basis, together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock. Each holder of shares of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred is convertible (pursuant to Section 5) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation.

         Section 4. Liquidation Rights.
                    ------------------

         (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary and including any deemed liquidation pursuant to Section 4(c) (a "Liquidation Event"), before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Corporation legally available for distribution, or the consideration received in such transaction, for each share of Series A Preferred held by them, an amount per share of Series A Preferred equal to the Original Issue Price (as defined below) plus all declared and unpaid dividends on the Series A Preferred. If, upon any such Liquidation Event, the assets of the Corporation (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 4(a), then such assets (or consideration) shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

         (b) After the payment of the full liquidation preference of the Series A Preferred as set forth in Section 4(a), the assets of the Corporation legally available for distribution in such Liquidation Event (or the consideration received in such transaction), if any, shall be distributed ratably to the holders of the Common Stock and Series A Preferred on an as-if-converted to Common Stock basis.

         (c) For purposes of this Section 4, a liquidation, dissolution or winding up of the Corporation is deemed to occur in the event that the Corporation consummates an Acquisition or an Asset Transfer (each as hereinafter defined). For the purposes of this Section 4: (i) "Acquisition" shall mean (A) any transaction or series of related transactions in which there is a consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the issued and outstanding capital stock of the Corporation immediately prior to such consolidation, merger or reorganization, represents less than fifty percent (50%) of the outstanding voting stock (on an as-if-converted to Common Stock basis) of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation's outstanding voting stock (on an as-if-converted to Common Stock basis) is transferred; provided, however, that an Acquisition shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Corporation or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof; and (ii) "Asset Transfer" shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the

Corporation or all or substantially all of the intellectual property of the Corporation in any single transaction or series of related transactions.

         (d) In any Acquisition or Asset Transfer, if the consideration to be received is property other than cash or securities, its value will be deemed to be its fair market value as determined in good faith by the Board on the date such determination is made. Any securities shall be valued as follows:

                  (i) Securities not subject to any restrictions on free marketability:

                  A. If traded on a securities exchange or through the NASDAQ National Market or Capital Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or quotation system over the thirty-day period ending three (3) days prior to the date of determination;

                  B. If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the date of determination; and

                  C. If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

                  (ii) The method of valuation of securities subject to any restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to apply an appropriate discount from the market value determined as above in (i) (A), (B) or (C) of this Section 4(d) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

         Section 5.  Conversion  Rights.  The  holders of the Series A Preferred
                     ------------------
shall have the following rights with respect to the conversion of the Series A Preferred into shares of Common Stock (the "Conversion Rights"):

         (a)  Optional  Conversion.  Subject  to  and  in  compliance  with  the
              --------------------
provisions of this Section 5, each share of Series A Preferred may, at the option of the holder, be converted at any time into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing the Original Issue Price for the Series A Preferred by the "Series A Preferred Conversion Price" calculated as provided in Section 5(b). The "Original Issue Price" means, with respect to each share of Series A Preferred, $5.00.

         (b) Series A Preferred  Conversion Price. The conversion price for each
             ------------------------------------
share of Series A Preferred (the "Series A Preferred Conversion Price") shall initially be $0.50. The Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

         (c)  Mechanics  of  Conversion.  Each holder of Series A Preferred  who
              -------------------------
desires to convert any of its shares of Series A Preferred into Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office stating the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred being converted and (ii) in cash (at the Common Stock's fair market value determined by the Board as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series A Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

         (d)  Adjustment  for Stock Splits and  Combinations.  If at any time or
              ----------------------------------------------
from time to time after the date that the first share of Series A Preferred is issued (the "Original Issue Date") the Corporation effects a split or subdivision of the outstanding Common Stock, then the Series A Preferred Conversion Price in effect immediately before that split or subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Corporation effectuates a reverse-split or combines the outstanding shares of Common Stock into a smaller number of shares, the Series A Preferred Conversion Price shall be proportionately increased. Any adjustment under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (e) Adjustment for Common Stock Dividends and Distributions.  If at any
             -------------------------------------------------------
time or from time to time after the Original Issue Date the Corporation pays to holders of Common Stock (or securities convertible into shares of Common Stock) a dividend or other distribution payable in shares of Common Stock without a corresponding dividend or other distribution to holders of Series A Preferred, the Series A Preferred Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

                  (i) The Series A Preferred Conversion Price shall be adjusted by multiplying the applicable Series A Preferred Conversion Price then in effect by a fraction:

                  A. the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the record date fixed for such dividend or distribution, or if no record date is fixed, the date of such issuance, and

                  B. the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the record date fixed for such dividend or distribution, or if no record date is fixed, the date of such issuance, plus the number of shares of Common Stock issued or issuable in payment of such dividend or distribution;

                  (ii) If the Corporation fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series A Preferred Conversion Price shall be adjusted as of the close of business on such record date; and

                  (iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price shall be adjusted pursuant to this Section 5(e) to reflect the actual payment of such dividend or distribution.

         (f)   Adjustment   for   Reclassification,    Exchange,   Substitution,
               -----------------------------------------------------------------
Reorganization,  Merger  or  Consolidation.  If at any time or from time to time
------------------------------------------
after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock or right to receive other securities or property whether by merger, amendment, consolidation, reclassification, reorganization, recapitalization or otherwise (other than an Acquisition or Asset Transfer in accordance with Section 4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each share of Series A Preferred shall be convertable into the kind and amount of stock and other securities and property receivable upon such merger, amendment, consolidation, reclassification, reorganization, recapitalization or other transaction or other change in respect of a number of shares of Common Stock into which such share of Series A Preferred could have been converted immediately prior to such merger, amendment, consolidation, reclassification, reorganization, recapitalization or other transaction, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series A Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

         (g) Sale of Shares Below Series A Preferred Conversion Price.
             --------------------------------------------------------

                  (i) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this Section 5(g) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Sections 5(d), 5(e) or 5(f), for an Effective Price (as defined below) less than the then effective Series A Preferred Conversion Price (a "Qualifying Dilutive Issuance"), then and in each such case, the then existing Series A Preferred Conversion Price shall be reduced, as of the opening of business on the date immediately after such issue or sale, to a price determined by multiplying the Series A Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction:

                  A. the numerator of which shall be (1) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the then existing
                  Series A Preferred Conversion Price (prior to such adjustment), and

                  B. the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

                  For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (x) the number of shares of Common Stock outstanding, (y) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred could be converted if fully converted on the day immediately preceding the given date, and
         (z) the number of shares of Common Stock which are issuable (directly or indirectly) upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

                  (ii) No adjustment shall be made to the Series A Preferred Conversion Price in an amount less than one cent per share. Any adjustment otherwise required by this Section 5(g) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Series A Preferred Conversion Price.

                  (iii) For the purpose of making any adjustment  required under this Section 5(g), the aggregate consideration received by the Corporation for any issue or sale of Additional Shares of Common Stock (the "Aggregate Consideration") shall be defined as: (A) to the extent it consists of cash, the amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation in connection with such issue or sale, (B) to the extent it consists of property other than cash, the fair value of that property as determined in good faith by the Board (irrespective of accounting treatment), and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                  (iv) For the  purpose of the  adjustment  required  under this
         Section 5(g), if the Corporation issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or instruments being herein referred to as "Convertible Securities") or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price (defined below) of such Additional Shares of Common Stock is less than the then effective Series A Preferred Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion in full thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities plus:

                  A. in the case of such rights or options, the minimum amount of consideration, if any, payable to the Corporation upon the exercise of such rights or options; and

                  B. in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Corporation upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities);
                  provided, however, that if the minimum amount of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amount of consideration without reference to such clauses.

                  C. If the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the decreased minimum amount of consideration; provided further, however, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased (other than by reason of antidilution adjustments), the Effective Price shall be also recalculated using the increased minimum amount of consideration.

                  D. No further adjustment of the Series A Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or terminate without having been exercised, the then effective Series A Preferred Conversion Price, which was adjusted upon the issuance of such rights, options or Convertible Securities, shall be readjusted on the basis of the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, the consideration actually received by the Corporation upon such exercise (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) and the consideration, if any, actually received by the Corporation upon the original issuance of all such rights or options or Convertible Securities, whether or not exercised; provided, however, that such readjustment shall not apply to prior conversions of Series A Preferred.

                  (v) For the purpose of making any adjustment to the Series A Preferred Conversion Price required under this Section 5(g), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this
         Section 5(g) (including shares of Common Stock subsequently reacquired or retired by the Corporation), other than:

                  A. shares of Common Stock issued upon conversion of shares of Series A Preferred or exercise of any other Convertible Securities (including the warrants issued concurrently with the Series A Preferred) outstanding as of the Original Issue Date;

                  B. shares of Common Stock (or options thereof) issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other compensatory arrangements (collectively, "Plans"); provided, however, that any such issuances are approved by the Board; and provided, further, that, to the extent the aggregate number of shares issued under the Corporation's Plans exceeds 30% of the aggregate number of shares of capital stock outstanding at the Original Issue Date (including for this purpose shares which are issuable upon the exercise or conversion of all rights, options, warrants and convertible securities on the Original Issue Date) (the "Excess Shares") (subject to adjustment for any stock splits, reverse stock splits, combinations or similar events affecting the Common Stock after the date of this Agreement), such Excess Shares shall be considered Additional Shares of Common Stock with respect to the Series A Preferred;

                  C. shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board;

                  D. shares of Common Stock or Convertible Securities issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board; and

                  E. shares of Common Stock or Convertible Securities issued to any person as a component of any business relationship with such person primarily for (1) joint venture, technology licensing or development activities purposes, (2) purposes of distribution, supply or manufacture of the Corporation's products or services or (3) any purposes other than raising capital, the terms of which are approved by the Board.

                  References to Common Stock in the  subsections  of this clause
         (v) above shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(g). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(g), into the Aggregate Consideration received, or deemed to have been received, by the Corporation for such issue under this Section 5(g), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, determinable.

                  (vi) In the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the "First Dilutive Issuance") then issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in additional Qualifying Dilutive Issuances a part of the same transaction or series of related transactions as the First Dilutive Issuance (a "Subsequent Dilutive Issuance"), then and in each such case upon a Subsequent Dilutive Issuance the Series A Preferred Conversion Price shall be reduced to the Series A Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

         (h)  Certificate  of  Adjustment.  In  each  case of an  adjustment  or
              ---------------------------
readjustment of the Series A Preferred Conversion Price, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof, prepare a certificate showing such adjustment or readjustment, and mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred, at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement, as applicable, of
(i) the Aggregate Consideration and Effective Price received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price at the time in effect and as adjusted, (iii) the number of shares of Common Stock deemed to be outstanding for purposes of such calculations and of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred.

         (i) Notices of Record Date. Upon (i) any taking by the Corporation of a
             ----------------------
record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in

Section 4) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 4), or any Liquidation Event, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to the record date specified therein (or such shorter period approved by the holders of a majority of the outstanding Series A Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer or Liquidation Event is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer or Liquidation Event.

         (j) Automatic Conversion.
             --------------------

                  (i) Each share of Series A Preferred shall automatically be converted into shares of Common Stock, based on the then effective
         Series  A  Preferred  Conversion  Price,  (A)  at  any  time  upon  the affirmative election of the holders of at least 50.1% of the outstanding shares of the Series A Preferred (the "Requisite Consent to Automatically Convert"), (B) immediately upon the closing of a bona fide public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation, by a reputable investment bank on a firm-commitment underwriting basis in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are in excess of $30,000,000, and following which offering the Common Stock is listed on a national securities exchange or admitted to quotation on the NASDAQ National Market (a "Qualified Public Offering") or (C) immediately upon the listing of the Common Stock on a national securities exchange or admission to quotation on the NASDAQ National Market or Capital Market. Upon such automatic conversion, any declared but unpaid dividends shall be paid in accordance with the provisions of Section 5(c).

                  (ii) Effective upon the earlier of (A) the closing of a Qualified Public Offering, (B) the date specified by the holders providing such Requisite Consent to Automatically Convert or (C) the listing of the Common Stock on a national securities exchange or admission to quotation on the NASDAQ National Market or Capital Market, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, the holders of Series A Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(c).

         (k) Fractional  Shares.  No fractional  shares of Common Stock shall be
             ------------------
issued upon conversion of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board) on the date of conversion.

         (l)  Reservation of Stock  Issuable Upon  Conversion.  The  Corporation
              -----------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (m) Notices.  Any notice  required by the  provisions of this Section 5
             -------
shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

         (n) Payment of Taxes.  The  Corporation  will pay all taxes (other than
             ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

Section 6.  Redemption.  The Series A Preferred is not redeemable.
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                                      A-11